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                                                                  Exhibit 10.29B



                                AMENDMENT NO. 3
                      TO COLLABORATIVE RESEARCH AGREEMENT


     This Amendment No. 3 to the Collaborative Research Agreement (the "Amendment No. 3"), effective as of February 12, 1999 (the "Amendment No. 3 Effective Date"), is made by and between Abgenix, Inc., a Delaware corporation having its principal place of business at 7601 Dumbarton Circle, Fremont, CA 94555 ("ABX") and Schering-Plough Research Institute, a Delaware corporation having its principal place of business at 2015 Galloping Hill Road, Kenilworth, New Jersey 07033 ("SPRI") and amends that certain Collaborative Research Agreement, effective as of January 28, 1998, and made by and between ABX and SPRI (the "Agreement"), as amended by Amendment No. 1 to the Agreement, effective as of August 25, 1998, and as further amended by Amendment No. 2 to the Agreement, effective as of January 29, 1999.

     WHEREAS, SPRI and ABX are interested in continuing to conduct the Research under the Agreement and, accordingly, wish to amend the Agreement to extend the Research period and the Option Period;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, the parties agree as follows:

     1. All terms with initial capitals that are used herein and that are not specifically defined herein shall have the defined meanings set forth in the Agreement.

     2.  The Effective Date of this Amendment No. 3 is February 12, 1999.

     3. The first sentence of Section 3 of the Agreement is amended to read in its entirety as follows:

     During the period commencing on the Effective Date and ending on the earlier of (i) April 30, 1999 or (ii) termination of this Agreement (the "Option Period"), SPRI, through a corporate affiliate, shall have the exclusive option to enter into a written definitive agreement ("Research, Option and License Agreement") that will provide for the additional research described in Exhibit B and an option to acquire a worldwide, exclusive (even as to ABX) license, including the right to sublicense, to develop, make, have made, export and import hybridoma cells
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     or other cells derived from XenoMouse Animals under this Agreement in order to develop, make, have made, use, sell, offer for sale, export and import Antibodies to [*] generated under this Agreement upon mutually agreeable terms and conditions to be set forth in the Research, Option and License Agreement.

     4. The first sentence of Section 6.1 of the Agreement is amended to read in its entirety as follows:

     Subject to the next sentence, this Agreement shall commence on the Effective Date and, unless earlier terminated by mutual agreement of the parties, shall continue in effect until April 30, 1999.

     5. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed, and approved.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

ABGENIX, INC.                                 SCHERING-PLOUGH RESEARCH INSTITUTE


By: /s/ RAYMOND M. WITHY                      By: /s/ CECIL B. PICKETT
    ----------------------------                  ----------------------------

Printed                                       Printed
Name:   Raymond M. Withy, Ph.D.               Name:    Cecil B. Pickett
      --------------------------                    --------------------------

       Vice President,
Title: Corporate Development                  Title: Executive Vice President
       -------------------------                     -------------------------


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[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.